Exhibit 10.1

Dated the 29th day of September 2022

Profit Raider Investments Limited

(as Transferor)

WK Venture Success Limited

(as Assignee”)

and

Wealthking Investments Limited

(as Holdco)

Deed of Assignment and Transfer

of

Secured Debts owed from

Guardforce Cash Solutions Security (Thailand) Co. Ltd.

and

Guardforce Holdings (HK) Limited

INDEX

Clauses	Heading	Page No.

1	Definitions and Interpretation	l
2	Assignment and Transfer of the Debts, Rights and Obligations	6
3	Consideration and Settlement	7
4	Notices of Assignment and Filings	7
5	Delivery of Documents and Records	8
6	Turnover Trust	8
7	Warranties	9
8	Acknowledgements and Confirmations	10
9	Power of Attorney and Authorization for Enforcement Actions	11
10	Notices and Communications	11
11	Third Paiiy Rights	12
12	Miscellaneous	12
13	Governing Law, Jurisdiction and Process Agent	13

Schedules
1	List of Loan Documents	14
2	List of Share Charges	15
3	Pali A - Form of Notice of Assignment to Obligors	16
	Part B Form of Notice of Assignment to Share Chargors	20
	Part C - Form of Notice of Assignment to Share Pledgors	24

Execution

THIS DEED is made on the 29th day of September 2022

BETWEEN:

(1)	Profit Raider Investments Limited, a limited liability company incorporated in the British Virgin Islands (BVI company no. 1444612) having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Transferor”);

(2)	WK Venture Success Limited, a limited liability company incorporated in the British Virgin Islands (BVI company number: 2105946) having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Assignee”); and

(3)	Wealthking Investments Limited, a limited liability company incorporated in the Cayman Islands whose principal place of business in Hong Kong is at 41/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong (“Holdco”) and whose shares are listed on The Stock Exchange of Hong Kong Limited, stock code 1140.

WHEREAS:

(A)	Both the Transferor and the Assignee are wholly-owned subsidiaries of Holdco.

(B)	There are owing from the Debtors to the Transferor the Debts. The Debts are regulated by the Debt Documents and secured by the Security Documents.

(C)	Holdco is desirous of restructuring the asset portfolio of its subsidiaries.

(D)	In accordance with the restructuring plan adopted by Holdco, the Transferor agrees to effect an absolute assignment and transfer to the Assignee of the Debts, the Rights and the Obligations pursuant to the terms and conditions of this Deed.

NOW THIS DEED WITNESSES as follows:

1.	Definitions and Interpretation

1.1	In this Deed, unless the context otherwise requires:

“Assignment Consideration” has the meaning given to it in Clause 3.1:

“Bond” means the bonds in the original principal amount of US$ l 5,000,000 issued by GFHK on 29 April 2016 to the Transferor pursuant to the Bond Subscription Agreement;

“Bond Documents” means the Bond Subscription Agreement, the Bond, the deed poll dated 29 April 2016 constituting the Bond, the Bond Security Documents, and all other documents falling within the definition of “Transaction Documents” contained in clause 1.1 of the Bond Subscription Agreement;

“Bond Outstanding” means all principal, interests, costs, expenses, charges and other moneys which are or may become payable by GFHK and other Obligors to the Transferor pursuant to the Bond Documents and includes all other amounts falling within the definition of“Bond Outstanding” contained in clause 1.1 of the Master Loan Agreement;

“Bond Security Documents” means the guarantee dated 29 April 2016 executed by the Personal Guarantor in favour of the Transferor guaranteeing repayment of the Bond Outstanding and all other documents falling within the definition of “Security Documents” contained in clause 1.1 of the Bond Subscription Agreement;

“Bond Subscription Agreement” means the agreement dated 29 April 2016 and made between (i) GFHK as issuer, (ii) the Personal Guarantor as warrantor and (iii) the Transferor as subscriber, regulating the issue and subscription of the Bond;

“Business Day” means a day (excluding Saturday and any day on which a tropical cyclone warning no. 8 or above is hoisted or remains hoisted between 9:00 a.m. and 12:00 noon and is not lowered at or before 12:00 noon or on which a “black” rainstorm warning is hoisted or remains in effect between 9:00 a.m. and 12:00 noon and is not discontinued at or before 12:00 noon) on which licensed banks in Hong Kong are open for business;

“Charge Ancillary Documents” means all documents delivered to the Transferor by or on behalf of the Share Chargors under or pursuant to the terms of the Share Charges, including share certificates, instruments of transfer, resignation letters, board resolutions, proxies and authorization letters;

“Corporate Guarantor” means Guardforce AI Technology Limited, a limited liability company incorporated in the British Virgin Islands with company no. 1990653;

“Debtors” means GF CSS and GFHK collectively;

“Debts” means the Loan Outstanding and the Bond Outstanding collectively and, where the context so requires or admits, includes the Rights;

“Debt Documents” means Loan Documents and the Bond Documents collectively;

“Debt Records” means collectively (i) any document, record or other written information supplied by the Obligors to the Transferor in connection with the financial or credit status of the Obligors, (ii) any correspondence between the Transferor, the Obligors and all other relevant parties pertaining to the Debts and/or the Debt Documents, (iii) payment records maintained by the Transferor in respect of the Debts and accrual of interest thereon;

“Encumbrance” means any mortgage, charge, pledge, lien, hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and “Encumber” shall be construed accordingly;

“GF CSS” means Guardforce Cash Solutions Security (Thailand) Company Limited, a company registered as a juristic person under the Civil and Commercial Code of Thailand at the Bangkok Partnerships and Companies Registration Office having its head office at No. 96 Vibhavadi-Rangsit Road, Talad Bang Khen Sub-District, Laksi District, Bangkok, Thailand;

“GFHK” means Guardforce Holdings (HK) Limited, a limited liability company incorporated in Hong Kong with company no. 1815483;

“Guarantors” means the Personal Guarantor and the Corporate Guarantor collectively;

“HK dollars” and the sign “HK$” mean and denote Hong Kong dollars, the lawful currency for the time being of Hong Kong;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“Loan Outstanding” means all principal, interests, costs, expenses, charges and other moneys which are or may become payable by GF CSS and other Obligors to the Transferor under or pursuant to the Loan Documents and includes (i) the interest subsidy payable by GFHK on the Loan Outstanding on terms of the Master Loan Agreement and (ii) all other amounts falling within the definition of “Loan Outstanding” contained in clause 1.1 of the Master Loan Agreement;

“Loan Documents” means the documents listed in Schedule 1 and all other documents falling within the definition of “Loan Documents” contained in clause 1.1 of the Master Loan Agreement;

“Loan Security Documents” means the PRC Guarantee, the Share Charges and all other documents falling within the definition of “Security Documents” contained in clause 1.1 of the Master Loan Agreement;

“Master Loan Agreement” means the amended and restated master loan agreement dated 15 March 2019, as amended and supplemented to date, made by and among the Transferor, GF CSS, GFHK and the Guarantors regulating among other things repayment of the Debts;

“Notices” means all and any notices relating to the assignment and transfer of the Debts, the Rights and the Obligations herein as are required to perfect or complete such assignment and transfer together with the benefits of and obligations under the Debt Documents;

“Obligations” means all of the present, future and contingent obligations and liabilities of the Transferor under or in respect of the Debts and the Debt Documents;

“Obligors” means the Debtors, the Guarantors, the Share Chargors, all other parties to the Loan Documents and the Bond Documents (other than the Transferor) and all other persons falling within the definition of“Security Pmiies” contained in clause 1.1 of the Master Loan Agreement;

“Parties” means the named parties to this Deed and their respective successors and permitted assigns;

“Personal Guarantor” means Mr. Tu Guoshen, holder of PRC identity card numbered [*];

“PRC” means the People’s Republic of China excluding, for the purposes of this Agreement, Hong Kong and Macau SAR;

“PRC Guarantee” means the PRC law governed guarantee in Chinese dated 1 May 2019 executed by the Transferor, the Debtors and the Personal Guarantor by which the Personal Guarantor has guaranteed to the Transferor repayment by the Debtors of the Debts;

“Rights” means all of the present and future rights, claims, title, interest, powers and benefits of the Transferor as (i) creditor or holder of the Debts under or in connection with the Debt Documents; and (ii) chargee or mortgagee of the assets, properties and rights subject to Encumbrances created by the Security Documents or otherwise subsisting in or arising from the Debt Documents, to and in the Debts, the Debt Documents and the Debt Records, including:

(a)	the rights and interests of the Transferor in and in relation to:

(i)	the full benefit of any guarantee or other assurance against loss given by any Obligor (including the PRC Guarantee, the guarantee contained in the Bond Security Documents and the guarantee contained in clause 15 of the Master Loan Agreement); and

(ii)	the full benefit of any and all of Encumbrances created by the Security Documents; and

(b)	the ownership in and full benefit of all rights, powers, covenants and provisions whatsoever contained in or by virtue of any and all of the Debt Documents and the Debt Records;

“Security Documents” means the Loan Security Documents and the Bond Security Documents collectively;

“Share Charges” means the deeds of share charge and share pledge agreements together with the supplements thereto listed in Schedule 2;

“Share Chargors” means all persons who are parties to the Share Charges (other than the Transferor);

“Third Parties Ordinance” means the Contracts (Rights of Third Parties) Ordinance, Chapter 623 of the laws of Hong Kong;

“US$” and “US dollars” mean the lawful currency of the United States of America for the time being.

1.2	In this Deed, unless the context requires otherwise:

(1)	words denoting the singular number only shall include the plural number also and vice versa;

(2)	words denoting one gender only shall include the other genders;

(3)	references to time are to Hong Kong time;

(4)	references to any provision of any statute, rules or regulations shall be deemed to include any modification or re-enactment (with or without modification) thereof and all statutory instrument, order, regulation, practice note, guidelines, notes and announcements made thereunder or in pursuance thereof or under any such modification or re-enactment;

(5)	references to the Debt Documents or any of them, any other document or instrument shall include that Debt Document, that other document or instrument as in force for the time being and as amended, varied, supplemented and/or restated in accordance with the terms thereof or with the agreement of the relevant parties;

(6)	references to “indemnify” and “indemnifying” any person against any circumstances includes indemnifying and keeping that person harmless from any action, dispute, claim, demand, investigation, inquiry, prosecution, litigation or proceedings from time to time made against that person and all liabilities, losses, damages and all payments, costs and expenses made or incurred by that person (including legal expenses) as a consequence of which would have arisen but for that circumstance; ·

(7)	references to writing shall include any modes ofreproducing words in a legible and non-transitory form;

(8)	references to “person” mean a natural person, partnership, company, joint stock company, trust, unincorporated association, joint venture or other entity or government agency, and pronouns have a similarly extended meaning;

(9)	references to Clauses, Sub-clauses and Schedules are to clauses and sub-clauses of and the schedules to this Deed.

1.3	The terms “Transferor” and “Assignee” in this Deed shall, where the context permits, include their respective successors and permitted assigns.

1.4	The headings and table of contents (if any) are inserted for convenience only and shall not affect the construction or interpretation of this Deed.

1.5	The definitions and designations adopted in the recitals and introductory statements preceding this Clause shall apply throughout this Deed and the Schedules.

1.6	The Schedules form an integral part of this Deed and shall have the same force and effect as if expressly set out in the body of this Deed and any reference to this Deed shall include the Schedules.

1.7	In this Deed if a payment is due, an event must occur or any rights or obligations under this Deed shall fall, on a stipulated day, which is not a Business Day, then such payment shall instead be made, such event shall instead occur or such rights or obligations shall instead fall on the next succeeding Business Day after the stipulated day.

2.	Assignment and Transfer of the Debts, Rights and Obligations

2.1	In consideration of the assumption by the Assignee of the Obligations, the undertakings by the Assignee and Holdco on the terms of Clauses 2.3 and 3.1 respectively and the mutual promises and undertakings herein contained, the Transferor hereby, on and with effect from the date hereof:

(I)	as legal and beneficial owner irrevocably, unconditionally and absolutely assigns to the Assignee the Debts and all interests and other sums from time to time due or to become due in respect of the Debts, the Rights and all other claims and rights accrued or to become accrued on or in respect of the Debts (including the rights to demand, receive and be paid all moneys in respect thereof); and

(2)	transfers to the Assignee all the Obligations.

2.2	To the extent that any of the subject matters contained in Clause 2.1(I) are incapable of assignment or are not fully or effectively assigned hereunder, the Transferor declares that it holds the same on trust for the Assignee absolutely and beneficially.

2.3	As consideration for the assignment by the Transferor of the Debts and the Rights to the Assignee, the Assignee hereby agrees with and undertakes to and covenants with the Transferor that, on and from the date of this Deed:

(1)	the Assignee will accept from the Transferor the assignment of the Debts and the Rights and the transfer of all Obligations under or pursuant to Clause 2.1;

(2)	the Assignee will assume all the Rights and the Obligations assigned and transferred to it under or pursuant to Clause 2.1;

(3)	the Assignee will become the beneficiary and have the same rights and liabilities under each Debt Document as it would have had if it had been the original lender, creditor, charge, mortgagee, holder or subscriber under the Debt Documents;

(4)	the Assignee is bound by the terms of each Debt Document and will perform, discharge and observe all such obligations and liabilities on the part of the Transferor under each Debt Document as and when they fall to be performed, discharged or observed after the date of this Deed as if the Assignee were and had been party thereto as the “Lender”, “Subscriber” or “Bondholder” in place of the Transferor and as if the Debts or the Bond were advanced or subscribed by the Assignee;

(5)	the Assignee shall indemnify and hold the Transferor harmless from and against all costs, losses or liabilities incurred or suffered by the Transferor as a result of any omission or failure by the Assignee to perform, discharge and observe any of the obligations and liabilities assumed by the Assignee under the Debt Documents; and

(6)	the Transferor shall be substituted by the Assignee as a party to each Debt Document and all references to the Transferor as the “Lender”, “Chargee” or “Bondholder” thereunder shall be read and construed as references to the Assignee.

2.4	The Transferor hereby irrevocably and unconditionally acknowledges and confirms to the Assignee and all other Parties the receipt and sufficiency of the consideration given or provided by the Assignee in the nature, manner and mode described in Clause 2.1.

3.	Consideration and Settlement

3.1	As fmiher consideration of the assignment by the Transferor of the Debts and the Rights to the Assignee, Holdco hereby irrevocably undertakes to pay to the Transferor, for the account of the Assignee, the sum of HK$10,319,250.98 (“Assignment Consideration”), being the written down book value of the Debts on the financial records of the Transferor as at 31 August 2022.

3.2	It is hereby agreed by and between the Transferor and Holdco that the Assignment Consideration shall not be immediately due and payable by Holdco upon the execution of this Deed by the Patiies. Instead the Assignment Consideration shall constitute and be treated as a debt owed by Holdco to the Transferor on terms that such debt is non-interest bearing, unsecured, repayable on demand and available for set off by Holdco of any obligations which are or may become owing by the Transferor to Holdco.

3.3	In consideration of Holdco’s undetiaking to pay, for the account of the Assignee, the Assignment Consideration to the Transferor, the Assignee hereby unde1iakes and confirms to Holdco that, on and with effect from the date of this Deed, the Assignee will become indebted to Holdco a debt in amount equal to the Assignment Consideration on terms that such debt is non-interest bearing, unsecured, repayable on demand and available for set off by Holdco of any obligations which are or may become owing by Holdco to the Assignee.

4.	Notices of Assignment and Filings

4.1	Promptly following execution and delivery by the Patiies of this Deed or at such other time thereafter as may be required by the Assignee, the Transferor shall:

(1)	sign and give (or authorise the Assignee to sign and give on behalf of the Transferor) all Notices to the Obligors, the Share Chargors and all other relevant parties in the forms set out in Schedule 3 or in such other form as the Assignee shall require;

(2)	if so required by the Assignee, execute such further or separate deeds of assignment, transfer of charges or other appropriate instruments in respect of the Debts and the Rights as well as the assets, rights or prope1iies subject to Encumbrances created by the Security Documents, in form and substance satisfactory in all respects to the Assignee to effectuate the assignment or transfer of the Debts, the Rights and the benefit of the Debt Documents in respect thereof in favour of the Assignee; and

(3)	sign and deliver to the Assignee for filing or registration by the Assignee of all necessary notices or other documents (including notice of change of chargee or pledgee for filing or registration at the Registrar of Corporate Affairs of the British Virgin Islands or the Bangkok Patinerships and Companies Registration Office or other appropriate governmental agency or public registry in Thailand) as may be required or desirable to protect the interest of the Assignee over the assets, rights or propetiies subject to Encumbrances created by the Security Documents and to complete and perfect the assignment and transfer herein to the satisfaction of the Assignee.

4.2	The Transferor hereby irrevocably authorizes the Assignee to (i) sign and give for or on behalf of the Transferor all Notices to the Obligors, the Share Chargors and all other relevant parties required or contemplated in Clause 4.1(1) and (ii) sign, complete and file for or on behalf of the Transferor all necessary notices or other documents (including notice of change of chargee or pledgee for filing or registration at the Registrar of Corporate Affairs of the British Virgin Islands or the Bangkok Partnerships and Companies Registration Office or other appropriate governmental agency or public . registry in Thailand) required or contemplated in Clause 4.1(3).

5.	Delivery of Documents and Records

5.1	All the Debt Documents, the Charge Ancillary Documents, the Debt Records and other records generated or maintained by the Transferor in relation to the Debts which are or ought to be in the possession, custody or control of the Transferor shall, with effect from the date hereof, be or become the property of the Assignee, whether or not actual delivery of the same shall have been made to the Assignee.

5.2	The Transferor shall be responsible to deliver or procure the delivery of all the Debt Documents, the Charge Ancillary Documents, the Debt Records and other records generated or maintained by the Transferor in relation to the Debts to the Assignee or as the Assignee may direct, and in particular the Transferor shall as soon as practicable following the execution of this Deed and in any event within five Business Days from the date hereof:

(1)	deliver to the Assignee all the Debt Documents, the Charge Ancillary Documents, the Debt Records and other records generated or maintained by the Transferor in relation to the Debts which are in the Transferor’s possession, custody or control; and

(2)	give written instructions to all persons or agents who may be holding for or on behalf of the Transferor any of the Debt Documents, the Charge Ancillary Documents, the Debt Records and other records generated or maintained by the Transferor in relation to the Debts informing those persons and agents of the assignment hereby effected and authorizing and directing such persons and agents that they shall henceforth hold all such documents and records to the order of the Assignee and that they shall henceforth act in accordance with the instructions of the Assignee after notifying the Transferor in writing from time to time on matters in connection therewith, such written instructions to be in form and substance satisfactory in all respects to the Assignee and a copy of each instruction shall be delivered to the Assignee.

6.	Turnover Trust

6.1	The Transferor hereby undertakes to and covenants with the Assignee that, with effect on and from the date of this Deed, the Transferor shall account to the Assignee for all sums (if any) received by the Transferor from any Obligor under or in respect of the Debts and/or any of the Debt Documents at any time on or after the date of this Deed.

6.2	If the Transferor receives or recovers, at any time on or after the date of this Deed:

(1)	any benefit, payment, distribution or Encumbrance in cash or in kind in respect of, or on account of, the Debts or in connection with the Debt Documents (including any amount paid by the Debtors or a debtor of any of the Obligors);

(2)	the proceeds of enforcement of any Encumbrance or guarantee in relation to the Debt Documents; or

(3)	any amount by way of set-off, netting, counterclaim, or by exercise of any right of combination of accounts, or in any other manner in respect of any amounts owed to the Transferor under the Debt Documents, the Transferor will hold the relevant amount of that receipt or recovery on trust for the Assignee and will immediately pay to the Assignee the amount so received by it.

6.3	If any of the trusts referred to in Clause 6.2 fails or cannot be given effect to, the Transferor will, upon demand and without deduction, pay to the Assignee an amount equal to the relevant amount.

7.	Warranties

7.1	Each Patty hereby represents and warrants to the other Parties, as at the date of this Deed, that:

(1)	it is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated

(2)	it has the power to enter into, and has duly authorized the execution and delivery of this Deed and the other documents required or contemplated by this Deed to be signed, issued or delivered by it;

(3)	its obligations under this Deed and the other documents required or contemplated by this Deed to be signed, issued or delivered by it constitute its legal, valid and binding obligations (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and equitable principles of general application); and

(4)	no notice to, registration with, consent or approval of or any other action by any relevant governmental authority or agency is or will be required for it to execute, deliver and perform its obligations under this Deed.

7.2	The Transferor hereby represents and warrants to the Assignee, as at the date of this Deed, that the Transferor holds the entire legal and beneficial interest in the Debts and the Rights, free and clear of any Encumbrance, and that the Transferor has not made any prior sale, transfer or sub-participation of, nor created any Encumbrance over, any of its interest in the Debts and the Rights.

8.	Acknowledgements and Confirmations

8.1	It is confirmed and acknowledged by and between the Transferor and the Assignee that, according to the Debt Records, as at 31 August 2022:

(1)	In respect of the Loan Outstanding:

(a)	the principal amount owed from GF CSS was US$13,421,792.82;

(b)	the amount of unpaid interest accrued on the outstanding principal was US$2,022,598.70;

(c)	the amount of interest subsidy accrued on the Loan Outstanding and payable by GFHK under Clause 4.4 of the Master Loan Agreement, was US$12,697,535.41;

(2)	In respect of the Bond Outstanding:

(a)	the principal amount owed from GFHK was US$1,578,207.18;

(b)	the amount of unpaid interest accrued on the outstanding principal was US$15,719,798.43.

8.2	It is confirmed and acknowledged by and between the Transferor and the Assignee that any and all amounts of cash and marketable securities received by the Transferor at any time prior to the date of this Deed from the Debtors or other Obligors under or pursuant to any of the Debt Documents in or towards repayment in whole or part of the Debts or the performance of obligations owed under the Debt Documents shall be retained by the Transferor for its own benefits.

8.3	It is confirmed and acknowledged by and between the Transferor and the Assignee that, on and with effect from the date of this Deed:

(1)	the Assignee shall have no liability to the Transferor; and

(2)	the Transferor no longer has any right or recourse,

in or to any obligation or liability of any Obligor under or in connection with any of the Debt Documents, including in respect of principal, interest, costs and other amounts owing in respect of the Debts.

8.4	The Transferor gives notice, and the Assignee acknowledges, that nothing in this Deed (or any document relating to it) shall oblige the Transferor to repurchase or accept a re-transfer from the Assignee of all or any part of the Debts, the Rights and/or the Obligations hereby assigned and transferred to the Assignee.

8.5	It is confirmed by the Transferor that, on and from the date of this Deed, the Transferor shall have no residual interest of any nature in the Debts nor the Rights hereby assigned to the Assignee.

9.	Power of Attorney and Authorization for Enforcement Actions

9.1	In order to enable the Assignee to obtain the full benefit of this Deed and full benefit and title of the Debts, the Rights and other subject matter agreed to be assigned to the Assignee, the Transferor (by way of security and for the purpose of securing the performance by the Transferor of its obligations hereunder) irrevocably and severally appoints the Assignee and any person nominated for the purpose by the Assignee (in writing and signed by a director or an officer of the Assignee) as its attorney (with full power of substitution and delegation) in the Transferor’s name and on the Transferor’s behalf and as the Transferor’s act and deed to execute, deliver and perfect any deed, agreement or other instrument and to do any act or thing:

(1)	which the Transferor is required but has failed or neglected to do by the terms of this Deed or any other document entered into by the Transferor pursuant to this Deed; and/or

(2)	which is for the purpose of enabling or facilitating the exercise of any Rights or other rights or powers assigned to or conferred on the Assignee by this Deed, under or by virtue any of the Debt Documents or by law, and the Transferor covenants with the Assignee to ratify and confirm all such acts or things made, done or executed by that attorney.

9.2	The Transferor ratifies, confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 9.1.

9.3	The power of attorney granted by the Transferor to the Assignee under Clause 9.1 shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy or legal disability of the Transferor and shall extend to its successors and assigns.

9.4	The Assignee is hereby irrevocably authorized and empowered by the Transferor (but without obligation), subject to the provisions of the Debt Documents, to take all necessary legal proceedings and enforcement actions against the Debtors and/or any other Obligors as if the Assignee were the original party to the Debt Documents in place of the Transferor to demand payment of and recover the Debts from the Debtor and/or any other Obligors. If the circumstances of the case so require, the Transferor shall allow its name to be used in any such legal proceedings against the Debtors and/or any other Obligors or be joined as a party to any such legal proceedings and the Transferor shall render full assistance to the Assignee in the prosecution of any such legal proceedings.

10.	Notices and Communications

10.1	Each notice, demand, letter or other communication given or made under this Deed shall be in writing and delivered or sent to the relevant Party at its correspondence or email address or facsimile number (if any) set out below (or such other address or facsimile number as the addressee has by five (5) days’ prior written notice specified to the other Parties):

To the Transferor:

Address:	41/F, One Exchange Square, 8 Connaught Place,
Central, Hong Kong
Email address:	1 l 40cs@wealthking.com.hk
For the attention of:	Head of Legal and Compliance

To the Assignee:

Address:	41/F, One Exchange Square, 8 Connaught Place,
Central, Hong Kong
Email address:	1 l 40cs@wealthking.com.hk
For the attention of:	Head of Legal and Compliance

To Holdco:

Address:	41/F, One Exchange Square, 8 Connaught Place,
Central, Hong Kong
Email address:	l l40cs@wealthking.com.hk
For the attention of:	Company Secretary

10.2	Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (a) if given or made by letter, two days after posting in the case of prepaid registered letter to a local address or seven days after posting in case of airmail to an overseas address; (b) if given or made by fax, when despatched with confirmed error-free transmission report; and (c) if by personal delivery, when delivered. In the case of e-mail transmission, such transmission shall be deemed properly transmitted, when the sender receives a return receipt from the mail server of the recipient indicating that the e-mail has been transmitted to and deposited in the recipient’s incoming mail box or the sender has not received any message confirming failure of delivery within 24 hours after despatch of the e-mail.

10.3	Nothing in this Clause 10 shall preclude the service of communication or the proof of such service by any mode permitted by law.

11.	Third Party Rights

11.1	Unless expressly provided to the contrary in this Deed a person who is not a Party has no right under the Third Patiies Ordinance to enforce or to enjoy the benefit of any term of this Deed.

11.2	Notwithstanding any term of this Deed, the consent of any third person who is not a Party is not required to rescind or vary this Deed at any time.

12.	Miscellaneous

12.1	Costs and Expenses: All costs and expenses (including legal fees and expenses) incurred or to be incurred in connection with the negotiation, preparation and execution of this Deed and the documentation required hereunder and also the giving of all Notices and registration of all relevant documents (including registration fees) shall be paid by Holdco.

12.2	Amendments: Any amendment or waiver of any provision of this Deed and any waiver of default under this Deed shall only be effective if made in writing and signed by both Parties.

12.3	Further Assurance: At any time the Transferor shall, at the request of the Assignee, to the extent permitted by law or equity, take any such steps and execute and sign such deeds and documents as may be required to give to the Assignee the full benefit of the Debts, the Rights and other subject matters agreed to be assigned under this Deed and/or to enable such assignment to be perfected (including signing, giving and making of all Notices, filing and registration).

12.4	Entire agreement and no reliance. This Deed constitutes the whole agreement among the Parties relating to the subject matter of this Deed. This Deed is entered into without reliance upon any promise, warranty or representation by or on behalf of any Party other than those expressly contained herein.

12.5	Benefit of this Deed: This Deed shall enure to the benefit of the Assignee and its successors and assigns.

12.6	Rights Cumulative: No failure or delay on the part of the Assignee to exercise any power, right to remedy under this Deed shall operate as a waiver thereof nor shall any single or partial exercise by the Assignee of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies provided in this Deed are cumulative and are not exclusive of any rights or remedies provided by law.

12.7	Invalidity: If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed under the law of that or any other jurisdiction, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

12.8	Execution as Deed. It is intended by the Parties that this document will take effect as a deed of the Patties despite the fact that a Patty may only execute this Deed under hand.

12.9	Counterparts and Facsimile Signatures. To facilitate execution, this Deed may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signatures and seals of all persons required to bind any Patty appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Deed to produce or account for more than a single counterpart containing the respective signatures and seals of or on behalf of, each of the Parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and seals thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. A facsimile signature or seal on any counterpart shall be deemed to constitute the original signature or seal of the Party to be bound, and it shall not be necessary in making proof of this Deed to produce or account for the originally signed counterpart of the Patty sought to be bound by its or his facsimile signature or seal.

12.10	Delivery of Signatures. A Patty may execute this Deed on a facsimile or digital scanned copy counterpa1t and deliver its signature and/or seal by facsimile or email transmission. Such delivery of signature and/or seal shall create a valid and binding obligation of the Patty executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or digital scanned signature page were in original thereof provided that a Party delivering this Deed by facsimile or email transmission shall deliver to the other Parties an original executed counterpart within 14 days after delivering the same by facsimile or e-mail transmission.

10.	Governing Law, Jurisdiction and Process Agent

10.1	This Deed and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

10.2	The Parties agree that any legal action or proceeding arising out of or relating to this Deed may be brought in the courts of Hong Kong and hereby irrevocably submit to the non-exclusive jurisdiction of such courts.

10.3	Each of the Transferor and the Assignee irrevocably appoints Holdco at its principal place of business in Hong Kong for the time being as its process agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Each of the Transferor and the Assignee agrees that any such legal process is sufficiently served on it if delivered to Holdco at its principle place of business for the time being in Hong Kong, whether or not Holdco gives notice thereof to the Transferor or (as the case may be) the Assignee. Nothing affects the right to serve process in any other manner permitted by law.

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[Signature page of Deed of Assignment and Transfer]

IN WITNESS WHEREOF this Deed has been executed as a deed by or on behalf of the Paiiies and is intended to be and is hereby delivered by each Party as a deed on the day and year first above written.

Transferor

SEALED with the Common Seal of Profit Raider Investments Limited and SIGNED by LIU Zhiwei
for and on its behalf in the presence of:
/s/ LIU Zhiwei

Assignee

SEALED with the Common Seal of WK Venture Success Limited and SIGNED by LI Xining
for and on its behalf in the presence of:
/s/ LI Xining

Holdco

SEALED with the Common Seal of	)	/s/ Liu Zhiwei
Wealthking Investments Limited and
SIGNED by
LIU Zhiwei and WANG Shibin
for and on its behalf in the presence of:	)	/s/ Wang Shibin